Exhibit (10)(h)
ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN
Restated Effective January 1, 2008

ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN
TABLE OF CONTENTS

Page
ARTICLE 1 Establishment of Plan and Purpose	1-1

1.01 Establishment of Plan	1-1
1.02 Purpose of Plan	1-1

ARTICLE 2 Definitions and Construction	2-1

2.01 Definitions	2-1
2.02 Construction	2-2

ARTICLE 3 Eligibility	3-1

3.01 Conditions of Eligibility	3-1
3.02 Commencement of Participation	3-1
3.03 Termination of Participation	3-1

ARTICLE 4 Deferral of Compensation	4-1

4.01 Amount and Manner of Deferral	4-1

ARTICLE 5 Memorandum Account	5-1

5.01 Nature of Account	5-1
5.02 Credit to Memorandum Account	5-1
5.03 Changes in Memorandum Account	5-1
5.04 Valuation of Memorandum Account	5-2
5.05 Additional Credit	5-2

ARTICLE 6 Distributions	6-1

6.01 For Reasons Other Than Death	6-1
6.02 Upon Death	6-1
6.03 Emergencies	6-2
6.04 Form of Payment	6-2

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Page
ARTICLE 7 Administration of the Plan	7-1

7.01 Appointment of Separate Administrator	7-1
7.02 Powers and Duties	7-1
7.03 Records and Notices	7-2
7.04 Compensation and Expenses	7-2
7.05 Limitation of Authority	7-2

ARTICLE 8 General Provisions	8-1

8.01 Assignment	8-1
8.02 Employment Not Guaranteed by Plan	8-1
8.03 Termination and Amendment	8-1
8.04 Notice	8-1
8.05 Limitation on Liability	8-1
8.06 Indemnification	8-1
8.07 Headings	8-2
8.08 Severability	8-2

ARTICLE 9 Merger of First Financial Corporation Deferred Compensation Plan	9-1

9.01 Introduction	9-1
9.02 Merger	9-1
9.03 Investment	9-1
9.04 Beneficiary Designations	9-1
9.05 Distributions	9-1

APPENDIX A First Financial Corporation Deferred Compensation Plan and Trust

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INTRODUCTION
     Effective December 16, 1993, Associated Banc-Corp (the “Company”) adopted a nonqualified deferred compensation plan (the “Plan”) to benefit certain of its employees by facilitating the accumulation of funds for their retirement. The Company restated the Plan in its entirety effective January 1, 1996. The Company again restated the Plan in its entirety effective January 1, 2001 to merge another nonqualified plan — the First Financial Corporation Deferred Compensation Plan and Trust — into the Plan. The Company again restated the Plan, effective January 1, 2008, to comply with section 409A of the Internal Revenue Code (the “Code”).
     This introduction and the following Articles, as amended from time to time, comprise the Plan.

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ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN
ARTICLE 1
Establishment of Plan and Purpose
     1.01 Establishment of Plan. Associated Banc-Corp has established the “Associated Banc-Corp Deferred Compensation Plan,” effective as of December 16, 1993 (the “Plan”).
     1.02 Purpose of Plan. The Plan shall permit a select group of management and highly compensated employees to enhance the security of themselves and their beneficiaries following the termination of their employment with the Company (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.
          The parties intend that the arrangements described herein be unfunded for tax purposes and for purposes of Title I in the Employee Retirement Income Security Act of 1986, as amended from time to time (“ERISA”).

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ARTICLE 2
Definitions and Construction
     As used herein, the following words shall have the following meanings:
     2.01 Definitions.
          (a) Administrator. The Company or person or persons selected by the Company pursuant to Article 7 below to control and manage the operation and administration of the Plan.
          (b) Beneficiaries. The spouse or descendants of Participant or any other person receiving benefits hereunder in relation to Participant.
          (c) Company. Associated Banc-Corp, a Wisconsin banking corporation and any subsidiary, successor or affiliate which has adopted this Plan and any successor thereto. The board of directors of Associated Banc-Corp has authorized the Compensation and Benefits Committee of the board to act on behalf of the Company for purposes of the Plan.
          (d) Effective Date. The effective date of this Plan shall be December 16, 1993.
          (e) Employee. An employee of the Company.
          (f) Employment. Employment with the Company.
          (g) Incentive Compensation. Amounts payable to a Participant in addition to annual compensation.
          (h) Memorandum Account. The account maintained for each Participant pursuant to Article 5 below.
          (i) Participants. Such management and highly compensated Employees whom the Company identifies as eligible to defer compensation hereunder and who elect to participate herein. Also, any individual who was a participant in the First Financial Corporation Deferred Compensation Plan and who had a frozen account balance under the First Financial Corporation Deferred Compensation Plan (“First Financial Frozen Account”) as of December 31, 2000 shall automatically qualify as a Participant in the Plan as of

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January 1, 2001, for purposes of the maintenance, investment and distribution of the First Financial Frozen Account as described in Article 9.
          (j) Plan. The Associated Banc-Corp Deferred Compensation Plan, as stated herein and as amended from time to time.
          (k) Plan Year. The period beginning on February 1, 1994 and ending on December 31, 1994, and thereafter each 12-month period ending on each subsequent December 31.
          (l) Retirement. As to each Participant, the earlier of:
               (i) his attaining age 70-1/2 or
               (ii) the termination of his Employment.
          (m) Trust. The Associated Banc-Corp Deferred Compensation Trust.
          (n) Trustee. The Trustee of the Associated Banc-Corp Deferred Compensation Trust.
          (o) Unforeseeable Emergency. An Unforeseeable Emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
     2.02 Construction. The Plan shall be governed by applicable federal law, including the requirements of Code Section 409A, and regulations thereunder, and the laws of the State of Wisconsin. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Agreement, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Code, ERISA or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

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ARTICLE 3
Eligibility
     3.01 Conditions of Eligibility. The Administrator shall prepare and maintain written guidelines for eligibility and selection for participation in the Plan, and shall maintain records of those individuals identified as eligible to participate.
     3.02 Commencement of Participation. A new Participant may commence participation in the Plan by electing a deferral of compensation on the form approved by the Administrator within 30 days of becoming eligible. Participation shall begin as of the first day of the month following such election. A Participant may change a deferral election for a Plan Year by submitting a new election form before the beginning of that Plan Year.
     3.03 Termination of Participation. An individual’s right to defer compensation hereto shall cease as of the earlier of the termination of his Employment or action by the Administrator removing him from the Employees eligible to participate herein.
          If an individual’s right to defer compensation terminates during a Plan Year, his deferral for such year shall, consistent with his deferral election for such year, include only salary or Incentive Compensation otherwise earned by him before the cessation of his eligibility to defer.

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ARTICLE 4
Deferral of Compensation
     4.01 Amount and Manner of Deferral. Prior to the commencement of any Plan Year, a Participant may submit to the Company a written election on the form approved by the Administrator indicating the amount of his salary or Incentive Compensation for such Plan Year which he elects deferred hereunder, which election shall become irrevocable immediately upon commencement of such Plan Year. The Company shall, consistent with such election, defer all or such portion of his salary and/or Incentive Compensation earned in such Plan Year provided; however, that the Company shall not allow a Participant to defer his salary and/or Incentive Compensation unless such deferral is at least equal to the amount determined by the Administrator in its current guidelines for participation in the Plan.
          If a Participant elects to defer a portion of his salary, the Company shall reduce the Participant’s regular salary by the amount deferred on a pro rata basis during the Plan Year of deferral. If a Participant elects to defer all or a portion of the Incentive Compensation that may become payable to him, the Company shall reduce each Incentive Compensation payment by the percentage elected by the Participant.

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ARTICLE 5
Memorandum Account
     5.01 Nature of Account. Only for the purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant a Memorandum Account to which the Company shall credit the amounts described in this Article 5.
          The Memorandum Account hereunder and assets, if any and of any nature, acquired by the Company to measure a Participant’s benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, Participant, his Beneficiaries or any other person. Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants’ rights hereunder (by electing to defer compensation hereunder) are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure Participant’s benefits hereunder or deferral of all or any portion of Participant’s salary or Incentive Compensation hereunder does not prevent any property of the Company from being subject to the rights of all the Company’s creditors.
     5.02 Credit to Memorandum Account. As of the last day of each Plan Year, the Company shall credit to the Memorandum Account of each Participant the amount, if any, of his salary and/or Incentive Compensation deferred for such Plan Year (even if calculated and otherwise payable following the close of such Plan Year). If the Company elects, it may credit to a Participant’s Memorandum Account during a Plan Year amounts representing salary and Incentive Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants’ Memorandum Accounts as the amounts would otherwise become payable and shall do so on a uniform and nondiscriminatory basis for all Participants.
     5.03 Changes in Memorandum Account. Each Participant may specify his investment preferences for his Memorandum Account by completing and submitting an Investment Preference Form provided by the Administrator. Final approval of the Participant’s investment selection is within the discretion of the Administrator, and the Trustee. The Participant’s Memorandum Account shall be adjusted to reflect the income and losses and increase or decrease in value experienced by assets as if the amounts were invested according to the Participant’s preferences, subject to final approval by the Administrator and Trustee. A Participant’s Memorandum Account shall also reflect expenses

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generated by, and related to, the investment choices made in accordance with the Investment Preference Form.
          A Participant may submit a new Investment Preference Form to the Administrator as frequently as may be allowed by the Administrator or a third-party delegate, consistent with any procedures that may be approved by the Company.
          No individual may commence participation herein as to the deferral of any amount without first submitting an election pursuant to this subsection 5.03. A Participant or, following his death, his Beneficiaries may continue submitting elections hereunder until the distribution of all amounts from his Memorandum Account. All elections must be in writing and must be signed by the Administrator.
     5.04 Valuation of Memorandum Account. Within 90 days after the last day of each Plan Year, the Company shall provide each Participant or his Beneficiaries a statement indicating the balance of his Memorandum Account as of the last day of such Plan Year, reflecting the amount of deferrals, if any, occurring for such year, together with all other changes in value during the Plan Year. Participants who disagree with the information provided in such statements must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.
     5.05 Additional Credit. The Company may, in its sole discretion, credit to a Participant’s Memorandum Account amounts in addition to a Participant’s deferral of salary and/or Incentive Compensation. The name of the Participant and the amount of any such additional credit shall be recorded in the records kept by the Administrator.

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ARTICLE 6
Distributions
     6.01 For Reasons Other Than Death.
          (a) The Company shall pay an amount equaling the entire balance of a Participant’s Memorandum Account to him in accordance with the Participant’s written Distribution Election on forms provided by the Administrator. Except as otherwise permitted by rules established by the Administrator and applicable law, the Distribution Election for amounts deferred in a Plan Year must be made prior to commencement of the Plan Year.
          (b) A Participant may subsequently elect to delay the timing or change the form(s) of distribution elected in accordance with rules established by the Administrator, provided that any subsequent deferral election must: (i) be made at least 12 months prior to the date such payment otherwise would have been made, and (ii) the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment otherwise would have been made.
          (c) In no event shall distributions to a Participant who receives distributions as a result of a separation from service occur prior to six months after the Participant’s separation from service.
     6.02 Upon Death.
          (a) Upon a Participant’s death, either before or after his Retirement, with a balance remaining in his Memorandum Account, the Company shall pay an amount equaling the entire balance of his Memorandum Account to the beneficiary or beneficiaries he specifies or, if none, to his surviving spouse or, if none, to his estate. Each Participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Memorandum Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation on forms approved by the Administrator.
          (b) If a Participant’s death occurs prior to the payment of any amounts to him hereunder, other than payments for Unforeseeable Emergencies, payment of the Participant’s Memorandum Account shall be made to his Beneficiary or, if none, to the Participant’s estate, in a lump sum as soon as administratively practicable immediately following Participant’s death.

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          (c) If a Participant’s death occurs after the payment of any amount to him hereunder, other than payments for emergencies, payments to his Beneficiary shall occur in the same form, and be calculated in the same manner, as paid to the Participant prior to his death by merely substituting the new recipient for the Participant.
          (d) If a Beneficiary survives a Participant, but dies prior to receipt of the entire amount in the Memorandum Account due him, the Company shall, as soon as practicable, pay to the estate of the Beneficiary in a lump sum the entire remaining balance therein due the Beneficiary.
          (e) The Administrator shall reduce the balance in the deceased Participant’s Memorandum Account by the amount of any payment pursuant to this section 6.02 immediately upon the occurrence of such payment.
     6.03 Emergencies. In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. The Administrator shall, in its reasonable judgment, determine whether the applicant could not address the Unforeseeable Emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself, would not create a financial hardship) or by ceasing deferrals hereunder. Only if the Administrator determines that such an Unforeseeable Emergency exists, the Company shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of (a) the amount requested or (b) the amount reasonably necessary to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the prepayments shall be made and shall immediately reduce the balance in the recipient’s Memorandum Account by the amount of such payment.
     6.04 Form of Payment. All payments made pursuant to this Plan shall be made in cash. The Plan does not permit distributions in a form other than cash.

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ARTICLE 7
Administration of the Plan
     7.01 Appointment of Separate Administrator. The board of directors of the Company has appointed the Compensation and Benefits Committee (the “Committee”) of the board to serve as Administrator. The Company shall accept and rely upon any document executed by the Committee until the board revokes such appointment. No person serving on the Committee shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.
     7.02 Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:
          (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.
          (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.
          (c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.
          (d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.
          (e) To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.
          (f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

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          (g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.
          (h) To apply consistently and uniformly Committee rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.
     7.03 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.
     7.04 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Company. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.
     7.05 Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

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ARTICLE 8
General Provisions
     8.01 Assignment. No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. A Participant’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary.
     8.02 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.
     8.03 Termination and Amendment. The Company may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless the Company and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article 6 above.
     8.04 Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of the Company, its Board of Directors or Administrator, to the Company’s principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company.
     8.05 Limitation on Liability. In no event shall the Company, Employer, Administrator or any Employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.
     8.06 Indemnification. The Company shall indemnify the Administrator and any Employee, officer or director of the Company against all

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liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence, willful misconduct or lack of good faith in the performance of his duties to the Plan or trust. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Company, and such person’s rights shall inure to the benefit of his heirs and representatives.
     8.07 Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.
     8.08 Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

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ARTICLE 9
Merger of First Financial Corporation
Deferred Compensation Plan
     9.01 Introduction. The Company acquired First Financial Corporation effective October 29, 1997. The Company continued to maintain the First Financial Corporation Deferred Compensation Plan and Trust (the “First Financial Plan”) following the acquisition. Deferrals to the First Financial Plan were discontinued after the merger, and participants’ accounts were frozen (the “First Financial Frozen Accounts”). The former plan document for the First Financial Plan is attached to this Plan as Appendix A.
     9.02 Merger. The First Financial Plan was merged into this Plan effective January 1, 2001, and the First Financial Frozen Accounts were transferred to this Plan as of the effective date of the merger. As soon as administratively practicable following the adoption of this restated Plan, the assets subject to section VII of the document governing the First Financial Plan will be transferred to the Associated Banc-Corp Deferred Compensation Trust.
     9.03 Investment. Participants with First Financial Frozen Accounts may direct investment of those accounts in accordance with section 5.03 of this Plan.
     9.04 Beneficiary Designations. Participants with First Financial Frozen Accounts may file new Beneficiary Designations for those accounts by completing and filing forms provided by the Administrator for this purpose.
     9.05 Distributions. Distributions from the First Financial Frozen Accounts will be governed by sections VI, IX, X and XI of the First Financial Plan document and the distribution elections for the First Financial Frozen Accounts previously made by Participants. The functions of the Compensation Committee with regard to distributions as described by the First Financial Plan shall be performed by the Administrator of this Plan. The merger of the First Financial Plan into this Plan shall not be construed to give the Participants an opportunity to change their distribution elections for the First Financial Frozen Accounts.

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APPENDIX A
FIRST FINANCIAL CORPORATION
DEFERRED COMPENSATION PLAN AND TRUST
Effective January 1, 1988
As Amended Through January 1, 1993

FIRST FINANCIAL CORPORATION
DEFERRED COMPENSATION PLAN AND TRUST
Table of Contents

Section		Page
I	General	A-4

II	Definitions	A-4

III	Eligibility and Selection of Participants	A-5

IV	Election to Defer	A-5

V	Deferral Amount Selection	A-6

VI	Timing and Manner of Distribution	A-7

VII	The Trust	A-7

VIII	Rights of Participants	A-12

IX	Death or Disability of Participant	A-13

X	Distribution in the Event of Financial Hardship	A-13

XI	Distribution in the Event of Significant Change in Tax Law	A-14

XII	Administration	A-14

XIII	Funding	A-16

XIV	Special Provisions Applicable to Insiders	A-16

XV	Execution	A-18

EXHIBITS

Exhibit 7.3 Investment Vehicles

Exhibit 7.4 Election of Investment Vehicle

Exhibit 9.1 Designation of Beneficiary

Exhibit 12.3 Election of Deferment

SECTION I
General
The purpose of this Deferred Compensation Plan and Trust is to provide flexibility to eligible employees of First Financial Corporation and its direct and indirect subsidiaries in their receipt of Base Salary and Annual Incentive Compensation.
SECTION II
Definitions
The following definitions shall be applicable throughout the Deferred Compensation Plan and Trust:
2.1	“Annual Incentive Compensation” shall include any amount earned by certain executives of First Financial Corporation or its direct or indirect subsidiaries under a Company-sponsored incentive plan or through discretionary bonuses.

2.2	“Beneficiary” shall mean the person or persons who upon the death, disability or incompetency of a Participant shall have acquired, by will, by laws of decent and distribution or by other legal proceedings, the right to the Participant’s Account.

2.3	“Base Salary” shall mean the monthly amount payable to the executive for performance of services exclusive of any amounts included as Annual Incentive Compensation.

2.4	“Base Salary Deferral Year” shall mean the calendar year.

2.5	“Company” shall mean First Financial Corporation or any direct or indirect subsidiary of First Financial Corporation which employs the Participant.

2.6	“Compensation Committee” shall mean the Compensation Committee of the Board of Directors of First Financial Corporation.

2.7	“Disabled” shall mean that a Participant has suffered a permanent and total disability as determined by the Compensation Committee.

2.8	“Effective Date” shall mean January 1, 1988 as amended through January 1, 1993.

2.9	“Participant” shall mean an employee designated as eligible under Section 3.1 who has elected, under the terms and conditions of the Plan, to defer payments of all or allowable portions of Base Salary and/or Annual Incentive Compensation.

2.10	“Participant Account” shall mean the Participant’s account established pursuant to Section 4.1.

2.11	“Plan” shall mean this Deferred Compensation Plan and Trust.

2.12	“Plan Year” shall mean the calendar year.

2.13	“Retirement” shall mean retirement from employment of a Participant in accordance with the Company’s normal retirement policies, as amended from time to time and as determined by the Compensation Committee.

2.14	“Trust” shall mean the trust created under Section VII of this Plan.

2.15	“Trustee” shall initially mean Marshall & Ilsley Trust Company which is hereby appointed to administer the Trust and the Participant Accounts in accordance with this Plan and pursuant to the requirement of Section VII hereof. “Trustee” shall also refer to any substitute or replacement Trustee appointed under Section VII hereof.
SECTION III
Eligibility and Selection of Participants
3.1	Participation in the Plan shall be determined by the Compensation Committee.
SECTION IV
Election to Defer
4.1	An eligible employee may elect, under the terms and conditions of the Plan, to defer all or an allowable portion specified under Section 5.2 of Base Salary or Annual Incentive Compensation. Such election shall be made by written notice in the manner specified by the Compensation Committee and shall be irrevocable when made.

4.2	Election to defer Annual Incentive Compensation shall be made on or before December 1 of the Plan Year.

4.3	Election to defer Base Salary shall be made prior to the first day of the Base Salary Deferral Year.

4.4	All amounts earned by the Participant and deferred under this Section IV shall be forthwith paid by the Company to the Trustee which shall administer the funds in accordance with its duties under Section VII hereof and the other requirements of the Plan.

4.5	No distribution of funds deferred hereunder shall be made by the Trustee to a Participant or a Participant’s Beneficiary prior to the earliest of the following dates:
(a)	the date of payment specified by the Participant in his/her deferral election, provided that such date shall be no less than five (5) years from the date of the election;

(b)	the Retirement date of a Participant;

(c)	the date that a Participant becomes Disabled;

(d)	the date of death of a Participant;

(e)	the date the Compensation Committee determines a Financial Hardship or Significant Change in Tax Law exists pursuant to Sections 10.1 or 11.1 of this Plan and Trust; or

(f)	the date of termination of employment as provided in Section 8.3 of this Plan and Trust.
SECTION V
Deferral Amount Selection
5.1	Participants of the Plan may select to defer a percentage of Annual Incentive Compensation (if any) and/or a percentage of Base Salary. Alternatively, a specified dollar amount of deferral may be selected by the Participant.

5.2	If percentage deferral is selected, any percentage amount up to 100% shall be permitted.

5.3	Plan Participants may independently select, to defer amounts from Annual Incentive Compensation and from Base Salary.

SECTION VI
Timing and Manner of Distribution
6.1	Plan Participants may choose to receive payment of deferred amounts by one of the alternative methods stated hereunder:
(a)	Lump sum payment in any year at least five years from the date of election as specified by the Participant;

(b)	Equal annual installments, the first such installment to be paid at least five years from the date of election as specified by the Participant; or

(c)	Upon the anticipated retirement date (or one tax year thereafter) in either:
(i)	One lump sum payment in the year so specified by the Participant.

(ii)	Equal annual installments, the first of which shall be paid commencing in the year so specified by the Participant.
The Compensation Committee shall provide the Trustee with a copy of the Participant’s deferral election.
SECTION VII
The Trust
7.1	The Company shall deliver to the Trustee all amounts deferred under Section IV of this Plan as soon as practicable after such amounts have been earned by the Participant, to be administered and disposed of by the Trustee as provided herein.
7.2	(a)	As used herein, the term “Trust Corpus” shall mean the amounts delivered to the Trustee by the Company from time to time on behalf of each Participant pursuant to the terms hereof, less amounts distributed to the Participants pursuant to the terms hereof, plus all income earned by the Trust, in such amounts in whatever form held or invested as provided herein.

	(b)	The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J,

chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The principal of the Trust and any earnings thereon shall be held separate and apart from any other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth.
7.3	That portion of the Trust Corpus held on behalf of each Participant (the “Participant’s Account”) shall be invested or reinvested at the option of the Participant in one of the investments provided on Exhibit 7.3 hereto.

7.4	The Compensation Committee shall permit each Participant to select the investment vehicle(s), as provided in Section 7.3, for such portion of the Trust Corpus allocated to such Participant’s Account. The Compensation Committee or the Trustee shall provide descriptive information regarding each investment vehicle to the Participant at least annually. The Participant may allocate his or her Participant Account among two or more investment vehicles on a percentage basis. Such selection shall be made on or before December 1 of each Plan Year on a form to be provided to the Participant from the Compensation Committee or Trustee in the form attached hereto as Exhibit 7.4. If the Trustee fails to receive notification on or before December 1 of each Plan Year of a change in the investment vehicle selection by any Participant, such Participant’s Account shall continue to be invested in such investment vehicle(s) as last previously selected by the Participant

7.5	The Trustee shall be permitted to withhold from any payment due to a Participant hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or with respect to which the time for appeal has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines or which opinion opines, that the Participant is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Participant of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to the Participant the portion of the Trust Corpus includable in the Participant’s federal gross income.

7.6	The Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company in the event of the Company’s insolvency as defined in Section 7.7. Accordingly, the Company shall not create, and this Plan shall not be construed to create, a preferred claim on or any beneficial ownership interest in the Trust Corpus in favor of any Participant or any creditor. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Company. If the Trustee receives the notice provided for in Section 7.7 hereof, or otherwise receives actual notice that the Company is insolvent as defined in Section 7.7 hereof, the Trustee will make no further distributions of the Trust Corpus to any Participant but will deliver the Trust Corpus only to satisfy such claims, including those of any Participant, as a court of competent jurisdiction may direct. In such event, the Trustee is authorized to institute or participate in appropriate legal proceedings to obtain such directions. The Trustee shall resume distribution of Trust Corpus to the Participants under the terms hereof, including any arrearages, after so notifying the Company, if it determines that the Company was not, or is no longer insolvent.

7.7	The Company, through its Board of Directors or Chief Executive Officer, shall advise the Trustee promptly in writing of the Company’s insolvency. The Company shall be deemed insolvent upon (a) the appointment of a conservator or receiver (a “receiver”) due to a finding that the Company is unable to pay its debts as such debts become due and the expiration, without revocation of the receiver’s authority, of the receiver’s notice period to the Company’s creditors all in accordance with 12 CFR Part 549, or (b) the institution of bankruptcy or dissolution proceedings with respect to the Company.

7.8	The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Plan, and no implied covenants or obligations shall be read into this Plan or Trust against the Trustee. The interests of any Participant hereunder are not subject to assignment or alienation except in accordance with the terms of the Plan. Notwithstanding any powers granted to the Trustee pursuant to this Plan or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

7.9	The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus and the Participant Accounts, and shall render to the Company and to any

Participant, on or prior to each April 1 following the date of this Plan until the termination of this Plan (and on the date of such termination), an accounting with respect to the Trust Corpus and each Participant’s Account as of the end of the then most recent calendar year (and as of the date of such termination), provided that no such accounting shall be required if the Trust Corpus has a zero balance. Upon the written request of any Participant or the Company, the Trustee shall deliver to the Participant or the Company, as the case may be, a written report setting forth the amount held in the Participant’s Account for the Participant, the current status of the investment vehicle including earnings on the investment, and a record of the contributions made with respect thereto by the Company. Unless the Company or the Participant shall have filed with the Trustee written exceptions or objections to any such statement and account within 180 days after receipt thereof, the Company or the Participant, as the case may be, shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Participant were parties.

7.10	The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Plan. The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel.

7.11	The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in the manner provided by Section 7.12 or 7.13.

7.12	The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under Section 7.11, this Section 7.12, or Section 7.13 and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the

Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus to the Trustee pursuant to Section 7.11, this Section 7.12, or Section 7.13. The failure of the Company to transfer any such amount shall not in any way impair the Trustee’s right to indemnification, reimbursement and payment pursuant to Section 7.11, this Section 7.12, or Section 7.13.

7.13	The Trustee is specifically authorized and required to take such action as may be necessary or appropriate, including the institution of litigation or other legal process, to enforce the Company’s obligations hereunder on behalf of either itself or a Participant, and any expenses thus incurred by the Trustee shall be paid or reimbursed by the Company.

7.14	The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and all Participants specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Company may at any time substitute a new trustee by giving 15 days’ notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company a written statement or statements of accounts and proceedings as provided in Section 7.9 hereof for the period since the last previous annual accounting of the Trust. The Trustee and any successor thereto appointed hereunder shall be a corporate professional trustee which is not an affiliate of the Company.

7.15	Except as provided herein, this Trust shall be irrevocable. This Trust shall be terminated upon the earliest to occur of the following events:
(a)	the written agreement to so terminate signed by the Company and all Participants;

(b)	the final payment from the Trust Corpus of all amounts payable hereunder to the Participants.
7.16	Subject to Sections 12.1 and 12.2 hereof, this Plan and Trust may only be amended by written agreement signed by the Company and a majority of the Participants provided that the Trustee must consent to any amendment which would increase its duties hereunder and provided further that no amendment shall impair any benefit vested to any Participant who has not agreed to such amendment and no amendment shall make this Plan and Trust revocable.

7.17	The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Plan.

7.18	This Plan sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Plan shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws. In the event that any provision of this Plan or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Plan, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Plan shall be valid and enforced to the fullest extent permitted by law.
SECTION VIII
Rights of Participants
8.1	Nothing contained in the Plan or Trust shall:
(a)	Confer upon any employee any right with respect to continuation of employment with the company;

(b)	Interfere in any way with the right of the Company to terminate his or her employment at any time; or

(c)	Confer upon any employee or other person any claim or right to any distribution under the Plan or Trust except in accordance with its terms.
8.2	No right or interest of any Participant in the Plan shall, prior to actual payment or distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

8.3	If a Participant has elected to defer pursuant to Section 4.1 and his or her services with the Company are terminated voluntarily or involuntarily, the Participant shall retain all rights to the undistributed amounts credited to his or her Participant Account. Such amounts will be distributed by the Trustee to the Participant in a lump sum as soon as practical following the Participant’s termination.
SECTION IX
Death or Disability of Participant
9.1	Should a Participant die, or become Disabled, as defined herein, the amount of such Participant’s Account on the date of death or disability shall be distributed by the Trustee to the Participant or the Participant’s Beneficiary, as the case may be. Such distributions shall be made in a lump sum. Each Participant shall designate his/her beneficiary to the Compensation Committee and Trustee in writing as provided on Exhibit 9.1 hereto, and shall have the right to change such designation from time to time.
SECTION X
Distribution in the Event of Financial Hardship
10.1	The Compensation Committee may, in its sole discretion, direct the Trustee to make a partial or total distribution of amounts in a Participant’s Account upon the Participant’s request and a demonstration by the Participant of an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved -
(i)	through reimbursement or compensation by insurance or otherwise,

(ii)	by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)	by cessation of deferrals under the Plan.
Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. The amount of any such distribution shall be limited to the amount deemed necessary by the Compensation Committee to alleviate or remedy the Participant’s unforeseeable emergency. The Trustee shall forthwith distribute such amounts as directed by the Compensation Committee.
SECTION XI
Distribution in the Event of Significant Change in Tax Law
11.1	The Compensation Committee may, in its sole discretion, direct the Trustee to make a partial or total distribution of amounts in a Participant’s Account upon the Participant’s distribution request provided that the Committee has determined that proposed changes in tax law which are reasonably anticipated to be passed by Congress would cause a significant financial impact to the Participant by adversely affecting the deferred treatment of amounts invested pursuant to this Plan. Any distribution made under this paragraph shall be made at the beginning of the calendar year following receipt of such distribution request where such request was received at least six months in advance of such distribution, and if such distribution request is received less than six months prior to the beginning of a calendar year, the distribution shall be made at the beginning of the following calendar year.
SECTION XII
Administration
12.1	The Compensation Committee may from time to time amend, suspend, terminate or reinstate any or all of the provisions of the Plan as may seem necessary or advisable for the administration of the Plan, provided that no such action shall affect, without the Participant’s written consent, a Participant’s right to receive on a deferred basis funds previously deferred hereunder.

12.2	The Compensation Committee shall, subject to express provisions of the Plan, have power to construe the Plan, to prescribe rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and the Compensation Committee may correct any defect or supply and omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, provided however, that no such action under this Section 12.2 shall affect, without the Participant’s written consent, a Participant’s right to receive on a deferred basis the funds previously deferred hereunder.

12.3	The Compensation Committee shall ensure that all individuals entitled to make the election to defer are provided an election form (in the form annexed hereto as Exhibit 12.3) at least ninety (90) days before such election must be made in accordance with Section 4.1 and all such elections must be received in writing in order to be effective. This election form shall include the following items, which must be completed in full in order to be effective:
(a)	The amount to be deferred, expressed as a percentage of Annual Incentive Compensation (if any) or Base Salary to become payable during the calendar year in question;

(b)	The number of installments for the payment of the deferred compensation; and

(c)	The date of the first installment payment.
12.4	All expenses and costs incurred in connection with the administration and operation of the Plan shall be borne by the Company.

SECTION XIII
Funding
13.1	Benefits under this Plan shall be paid by the Trustee from the Trust Corpus, provided however, that the Trust Corpus shall be deemed the general assets of the Company and shall be subject to the claims of the Company’s creditors in the event of the insolvency of the Company as provided in Sections 7.6 and 7.7 hereof. This Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code.

13.2	The Company shall be liable to the Participant to make all payments required under this Plan to the extent such payments have not been made by the Trustee. Distributions made from the Trust to or for the Participant pursuant to the Plan shall, to the extent of such distributions, satisfy the Company’s obligation to pay benefits to such Participant under this Plan.
SECTION XIV
Special Provisions Applicable to Insiders
Anything in this Plan to the contrary notwithstanding, the following provisions shall apply to any Participant who is or becomes a “reporting person” subject to Section 16 of the Securities Exchange Act of 1934 (an “Insider-Participant”) and shall continue to apply for six months after he or she ceases to be subject to Section 16.
14.1	Any payment due an Insider-Participant under the Plan shall be made only in cash. No payment may be made to an Insider-Participant in the form of equity securities of First Financial Corporation.

14.2	An Insider-Participant’s election to invest, or not to invest, all or any portion of an amount deferred under this Plan in First Financial Corporation Common Stock shall be irrevocable when made as to such deferred amount. Such investment election shall be made at the time of his or her deferral election, A different investment election may be made with respect to each deferred amount.

14.3	In the case of a Participant who is not an Insider-Participant and who thereafter becomes an Insider-Participant, his or her most recent election, or deemed election, to invest, or not to invest, in First Financial Corporation Common Stock prior to becoming an Insider-Participant shall automatically, upon his or her becoming an Insider-Participant, and without any action on the part of the Insider- Participant, the Compensation Committee or any other party, be deemed irrevocable.

14.4	Notwithstanding the foregoing, an Insider-Participant may, in accordance with Section 7.4, change the allocation of his or her Participant Account to the extent not invested in First Financial Corporation Common Stock among any of the other investment vehicles provided in this Plan.

14.5	Notwithstanding the provisions of section 8.4, an Insider-Participant may not, as to that portion of his or her Participant Account invested in First Financial Corporation Common Stock, request to further defer the date of payment elected, and the Compensation Committee shall have no authority to grant any such request if made. The foregoing shall apply without regard to whether the Insider- Participant was an Insider-Participant at the time the date of payment was originally elected under Section 6.1, or further deferred under Section 8.4, or at the time any portion of his or her Participant Account was invested in First Financial Corporation Common Stock.

No distribution may be made to an Insider-Participant under Section 10.1 or 11.1 of any portion of his or her Participant Account invested in First Financial Corporation Common Stock, without regard to whether the Insider-Participant was an Insider-Participant at the time any portion of his or her Participant Account was invested in First Financial Corporation Common Stock.

An Insider-Participant may choose to receive payment of deferred amounts invested in First Financial Corporation Common Stock only on a fixed date or dates, or incident or death, retirement, disability or termination of employment, within the meaning of SEC Rule 16a-1(c)(3)(ii). Any such election by an Insider Participant shall be made at the time of his or her deferral election and shall be irrevocable.

If in the opinion of counsel to the Compensation Committee, who may be counsel to First Financial Corporation, the timing and manner of any distribution election made by a Participant who thereafter becomes an Insider-Participant with respect to any portion of his or her Participant Account invested in First Financial Corporation Common Stock would not satisfy the requirements of SEC Rule 16a-1(c)(3)(ii), then upon his or her becoming an Insider-Participant, each such election shall automatically, and without any action on the part of the Insider-Participant, the Compensation Committee or any other party, be deemed irrevocably amended to provide, as to that portion of his or her Participant Account invested in First Financial Corporation Common Stock, for payment in a lump sum six months after such Insider-Participant’s death, retirement, disability or other termination of employment. The foregoing shall not apply to any such distribution election that is amended, with the consent of the Compensation Committee, prior to the time the Participant becomes an Insider-Participant to satisfy the requirements of SEC Rule 16a-1(c)(3)(ii), provided that the Compensation Committee has received, prior to giving its consent to any such amendment, an opinion of counsel, who may be counsel to First Financial Corporation, that such amended distribution election would satisfy the requirements of such SEC Rule and would not result in the constructive receipt of income to the Participant.

14.6	It is intended that as to Insider-Participants, any amounts deferred pursuant to, and any securities, rights or interests created under, this Plan be excluded from the definition of “derivative security” pursuant to SEC Rule 16a-1(c)(3)(ii). Accordingly, no Plan or Trust amendment and no action under the Plan or Trust shall become effective if, in the opinion of counsel to the Compensation Committee, who may be counsel to First Financial Corporation, such amendment or action could cause such exclusion to become unavailable, unless such counsel also opines that Insider-Participants will, nevertheless, not be subject to avoidable liability under Section 16.
SECTION XV
Execution
IN WITNESS HEREOF, First Financial Corporation by its proper officer duly authorized, has caused these presents to be executed, on the date hereinafter set forth.

FIRST FINANCIAL CORPORATION

DATE: January 1, 1993	By:	/s/

John C. Seramur, President

ATTEST:

/s/
Robert M. Salinger, Secretary

MARSHALL & ILSLEY TRUST COMPANY, TRUSTEE

DATE: July 1, 1993	By:	/s/

Title:

ATTEST:

/s/